Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Fourth-Quarter and Full-Year 2021 Financial Results

January 26, 2022

•Fourth-quarter net earnings of $952 million and diluted EPS of $3.39 on $10.3 billion in revenue
•Full-year net earnings of $3.3 billion and diluted EPS of $11.55 on $38.5 billion in revenue
•Record-high revenue and operating earnings from the collective defense segments for the year
•Highest Gulfstream orders in more than a decade

RESTON, Va. – General Dynamics (NYSE: GD) today reported quarterly net earnings of $952 million, or $3.39 diluted earnings per share (EPS), on $10.3 billion in revenue. For the full year, net earnings were $3.3 billion, or $11.55 per diluted share, on revenue of $38.5 billion.

Operating margin was 11.5% for the quarter and 10.8% for the full year. The defense segments collectively delivered revenue and operating earnings for the year that were the highest in the company’s history.

“Our continued focus on operating performance and protecting the health and safety of our employees contributed to strong fourth-quarter and full-year results,” said Phebe N. Novakovic, chairman and chief executive officer. “Furthermore, favorable cash flow has enabled us to continue reducing debt, returning value to shareholders and investing in future growth.”

Cash
Net cash provided by operating activities in the quarter totaled $1.7 billion, or 177% of net earnings. For the year, net cash provided by operating activities totaled a record-high $4.3 billion, or 131% of net earnings. For the year, the company reduced debt by $1.5 billion, invested $887 million in capital expenditures, paid $1.3 billion in dividends, and repurchased $1.8 billion in shares, ending 2021 with $1.6 billion in cash and equivalents on hand.

Backlog
Orders remained strong across the company with a consolidated book-to-bill ratio, defined as orders divided by revenue, of 1-to-1 for the quarter and the year. In addition to company-wide backlog of $87.6 billion, estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $39.9 billion at year end. Total estimated contract value, the sum of all backlog components, was $127.5 billion.

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In the Aerospace segment, backlog grew in the quarter to $16.3 billion, up 40% from the year-ago quarter, driven by the strongest order-year for Gulfstream since 2008. Book-to-bill was 1.7-to-1 for the quarter and 1.6-to-1 for the year.

Significant awards in the quarter for the Marine Systems, Combat Systems and Technologies segments included $1.1 billion for several key contracts for classified customers and options totaling $140 million of additional potential value; $820 million from the U.S. Navy to provide ongoing lead yard services for the Virginia-class submarine program; $555 million to produce Piranha 5 wheeled armored vehicles and provide associated support services to the Romanian Armed Forces; a contract with a maximum potential value of $535 million for hardware, software and logistics sustainment support for the U.S. Army; $355 million with a maximum potential value of $600 million to design, develop, implement and operate a state’s healthcare exchange; $305 million for the production of an M1A2 Abrams tank variant for an international customer; and a contract with a maximum potential value of $220 million for the development, production and sustainment of a cryptographic touchscreen wireless device for the Army.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $38.5 billion in revenue in 2021. More information is available at www.gd.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2021 financial results conference call at 9 a.m. EST on Wednesday, January 26, 2022. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available one hour after the end of the call and end on February 2, 2022. To hear a recording of the conference call by telephone, please call 866-813-9403 (international: +44 204-525-0658); passcode 645877. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com. General Dynamics intends to supplement those charts on its website after its earnings call today to include information about 2022 guidance presented during the call.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2021	2020	$	%
Revenue	$10,292	$10,481	$(189)	(1.8)%
Operating costs and expenses	(9,106)	(9,188)	82
Operating earnings	1,186	1,293	(107)	(8.3)%
Other, net	39	12	27
Interest, net	(93)	(120)	27
Earnings before income tax	1,132	1,185	(53)	(4.5)%
Provision for income tax, net	(180)	(183)	3
Net earnings	$952	$1,002	$(50)	(5.0)%
Earnings per share—basic	$3.42	$3.50	$(0.08)	(2.3)%
Basic weighted average shares outstanding	278.3	286.3
Earnings per share—diluted	$3.39	$3.49	$(0.10)	(2.9)%
Diluted weighted average shares outstanding	280.6	287.1

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2021	2020	$	%
Revenue	$38,469	$37,925	$544	1.4%
Operating costs and expenses	(34,306)	(33,792)	(514)
Operating earnings	4,163	4,133	30	0.7%
Other, net	134	82	52
Interest, net	(424)	(477)	53
Earnings before income tax	3,873	3,738	135	3.6%
Provision for income tax, net	(616)	(571)	(45)
Net earnings	$3,257	$3,167	$90	2.8%
Earnings per share—basic	$11.61	$11.04	$0.57	5.2%
Basic weighted average shares outstanding	280.4	286.9
Earnings per share—diluted	$11.55	$11.00	$0.55	5.0%
Diluted weighted average shares outstanding	282.0	287.9

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2021	2020	$	%
Revenue:
Aerospace	$2,560	$2,435	$125	5.1%
Marine Systems	2,870	2,857	13	0.5%
Combat Systems	1,887	1,960	(73)	(3.7)%
Technologies	2,975	3,229	(254)	(7.9)%
Total	$10,292	$10,481	$(189)	(1.8)%
Operating earnings:
Aerospace	$354	$401	$(47)	(11.7)%
Marine Systems	235	247	(12)	(4.9)%
Combat Systems	281	309	(28)	(9.1)%
Technologies	334	352	(18)	(5.1)%
Corporate	(18)	(16)	(2)	(12.5)%
Total	$1,186	$1,293	$(107)	(8.3)%
Operating margin:
Aerospace	13.8%	16.5%
Marine Systems	8.2%	8.6%
Combat Systems	14.9%	15.8%
Technologies	11.2%	10.9%
Total	11.5%	12.3%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2021	2020	$	%
Revenue:
Aerospace	$8,135	$8,075	$60	0.7%
Marine Systems	10,526	9,979	547	5.5%
Combat Systems	7,351	7,223	128	1.8%
Technologies	12,457	12,648	(191)	(1.5)%
Total	$38,469	$37,925	$544	1.4%
Operating earnings:
Aerospace	$1,031	$1,083	$(52)	(4.8)%
Marine Systems	874	854	20	2.3%
Combat Systems	1,067	1,041	26	2.5%
Technologies	1,275	1,211	64	5.3%
Corporate	(84)	(56)	(28)	(50.0)%
Total	$4,163	$4,133	$30	0.7%
Operating margin:
Aerospace	12.7%	13.4%
Marine Systems	8.3%	8.6%
Combat Systems	14.5%	14.4%
Technologies	10.2%	9.6%
Total	10.8%	10.9%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$1,603	$2,824
Accounts receivable	3,041	3,161
Unbilled receivables	8,498	8,024
Inventories	5,340	5,745
Other current assets	1,505	1,789
Total current assets	19,987	21,543
Noncurrent assets:
Property, plant and equipment, net	5,417	5,100
Intangible assets, net	1,978	2,117
Goodwill	20,098	20,053
Other assets	2,593	2,495
Total noncurrent assets	30,086	29,765
Total assets	$50,073	$51,308
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,005	$3,003
Accounts payable	3,167	2,952
Customer advances and deposits	6,266	6,276
Other current liabilities	3,540	3,733
Total current liabilities	13,978	15,964
Noncurrent liabilities:
Long-term debt	10,490	9,995
Other liabilities	7,964	9,688
Total noncurrent liabilities	18,454	19,683
Shareholders’ equity:
Common stock	482	482
Surplus	3,278	3,124
Retained earnings	35,420	33,498
Treasury stock	(19,619)	(17,893)
Accumulated other comprehensive loss	(1,920)	(3,550)
Total shareholders’ equity	17,641	15,661
Total liabilities and shareholders’ equity	$50,073	$51,308

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2021	2020
Cash flows from operating activities—continuing operations:
Net earnings	$3,257	$3,167
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	568	523
Amortization of intangible and finance lease right-of-use assets	322	355
Equity-based compensation expense	126	128
Deferred income tax benefit	(66)	(127)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	138	371
Unbilled receivables	(410)	(116)
Inventories	405	502
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	194	(215)
Customer advances and deposits	354	(707)
Other, net	(617)	(23)
Net cash provided by operating activities	4,271	3,858
Cash flows from investing activities:
Capital expenditures	(887)	(967)
Other, net	5	(7)
Net cash used by investing activities	(882)	(974)
Cash flows from financing activities:
Repayment of fixed-rate notes	(2,500)	(2,000)
Proceeds from commercial paper, gross (maturities greater than 3 months)	1,997	420
Repayment of commercial paper, gross (maturities greater than 3 months)	(1,997)	(420)
Purchases of common stock	(1,828)	(587)
Proceeds from fixed-rate notes	1,497	3,960
Dividends paid	(1,315)	(1,240)
Repayment of floating-rate notes	(500)	(500)
Proceeds from (repayment of) credit facility, net	6	(441)
Other, net	50	(95)
Net cash used by financing activities	(4,590)	(903)
Net cash used by discontinued operations	(20)	(59)
Net (decrease) increase in cash and equivalents	(1,221)	1,922
Cash and equivalents at beginning of year	2,824	902
Cash and equivalents at end of year	$1,603	$2,824

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	December 31, 2021	December 31, 2020
Debt-to-equity (a)	65.2%	83.0%
Book value per share (b)	$63.54	$54.67
Shares outstanding	277,620,943	286,477,836

	Fourth Quarter		Twelve Months
	2021	2020	2021	2020
Income tax payments, net	$238	$419	$740	$764
Company-sponsored research and development (c)	$120	$83	$415	$374
Return on sales (d)	9.2%	9.6%	8.5%	8.4%
Return on equity (e)			20.4%	21.8%

Non-GAAP Financial Measures:
	Fourth Quarter		Twelve Months
	2021	2020	2021	2020
Free cash flow from operations:
Net cash provided by operating activities	$1,682	$2,562	$4,271	$3,858
Capital expenditures	(385)	(345)	(887)	(967)
Free cash flow from operations (f)	$1,297	$2,217	$3,384	$2,891

Return on invested capital:
Net earnings			$3,257	$3,167
After-tax interest expense			340	386
After-tax amortization expense			254	280
Net operating profit after taxes			3,851	3,833
Average invested capital			32,270	32,431
Return on invested capital (g)			11.9%	11.8%

	December 31, 2021	December 31, 2020
Net debt:
Total debt	$11,495	$12,998
Less cash and equivalents	1,603	2,824
Net debt (h)	$9,892	$10,174
Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (Cont.)
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of year end.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of year end.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.
(e)Return on equity is calculated by dividing net earnings by our average total equity during the year. Average total equity is calculated using the total equity balance at the end of the preceding year and the total equity balances at the end of each of the four quarters of the year presented.

(f)We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a key performance measure in evaluating management.

(g)We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as net earnings plus after-tax interest and amortization expense, calculated using the statutory federal income tax rate. Average invested capital is defined as the sum of the average debt and average shareholders’ equity excluding accumulated other comprehensive loss. Average debt and average shareholders’ equity excluding accumulated other comprehensive loss are calculated using the respective balances at the end of the preceding year and the respective balances at the end of each of the four quarters of the year presented. ROIC excludes goodwill impairments and non-economic accounting changes as they are not reflective of company performance.

(h)We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Fourth Quarter 2021:
Aerospace	$15,878	$415	$16,293	$1,657	$17,950
Marine Systems	23,678	21,177	44,855	4,271	49,126
Combat Systems	12,584	509	13,093	6,936	20,029
Technologies	9,005	4,348	13,353	26,997	40,350
Total	$61,145	$26,449	$87,594	$39,861	$127,455
Third Quarter 2021:
Aerospace	$14,312	$378	$14,690	$1,974	$16,664
Marine Systems	24,639	21,684	46,323	5,127	51,450
Combat Systems	13,040	308	13,348	7,594	20,942
Technologies	9,619	4,118	13,737	26,784	40,521
Total	$61,610	$26,488	$88,098	$41,479	$129,577
Fourth Quarter 2020:
Aerospace	$11,308	$318	$11,626	$2,800	$14,426
Marine Systems	23,646	26,336	49,982	4,876	54,858
Combat Systems	14,341	226	14,567	9,774	24,341
Technologies	9,488	3,826	13,314	27,727	41,041
Total	$58,783	$30,706	$89,489	$45,177	$134,666

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$69,208
$67,654
$67,396
$86,945
$85,732
$82,669
$81,520
$89,489
$89,581
$89,247
$88,098
$87,594
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$20,000
$15,000
$10,000
$5,000
$0
$11,626
$11,929
$13,521
$14,690
$16,293
4Q20
1Q21
2Q21
3Q21
4Q21

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$49,982
$49,751
$47,530
$46,323
$44,855
4Q20
1Q21
2Q21
3Q21
4Q21

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$14,567
$14,228
$14,428
$13,348
$13,093
4Q20
1Q21
2Q21
3Q21
4Q21

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,314
$13,673
$13,768
$13,737
$13,353
4Q20
1Q21
2Q21
3Q21
4Q21

Funded Backlog	Unfunded Backlog

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EXHIBIT I
FOURTH QUARTER 2021 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the fourth quarter of 2021:
Marine Systems:
•$820 from the U.S. Navy to provide ongoing lead yard services for the Virginia-class submarine program.
•$160 from the Navy for Advanced Nuclear Plant Studies (ANPS) in support of the Columbia-class submarine program.
•$95 from the Navy to provide maintenance for submarines at the Naval Submarine Base New London in Connecticut.
•$85 from the Navy to provide ongoing planning yard services for the Arleigh Burke-class (DDG-51) guided-missile destroyer program.
•$40 from the Navy for planning yard services for nuclear-powered submarines and support yard services for moored training ships.
•$30 from the Navy to provide preservation and repair services for the Nautilus (SSN 571).
Combat Systems:
•$555 to produce Piranha 5 wheeled armored vehicles and provide associated support services to the Romanian Armed Forces.
•$305 for the production of an M1A2 Abrams tank variant for an international customer.
•$105 from the U.S. Army for various munitions and ordnance.
•$100 to produce various calibers of ammunition for the Canadian government.
•$100 to produce gun systems for the F-35 Joint Strike Fighter, F-18 Hornet and F-16 Fighting Falcon aircraft programs.
•$80 for the production of Pandur 6x6 wheeled combat vehicles for the Austrian Federal Ministry of Defense.
Technologies:
•$1.1 billion for several key contracts for classified customers and options totaling $140 of additional potential value.
•$355 to design, develop, implement and operate a state’s healthcare exchange. The contract has a maximum potential value of $600.
•$35 for hardware, software and logistics sustainment support for the Army. The contract has a maximum potential value of $535.
•A contract for the development, production and sustainment of the Army’s Next Generation Load Device-Medium (NGLD-M) cryptographic touchscreen wireless device. The contract has a maximum potential value of $220.
•$90 from the Navy for the design and development of prototype encapsulated torpedo effectors to detect, classify and defeat undersea targets, and options totaling $170 of additional potential value.
•$40 from the Navy to provide fire control system modifications for ballistic-missile and guided-missile submarines and options totaling $140 of additional potential value.
•$85 from the Navy to provide sustainment services for the next-generation Mobile User Objective System (MUOS) satellite communications system.
•$75 to provide logistics, sustainment and maintenance support services for the Army.
•$60 from the Navy to design, develop and integrate the Conventional Prompt Strike (CPS) weapon control system.
•$55 from the Army for computing and communications equipment under the Common Hardware Systems-5 program.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2021	2020	2021	2020
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	35	34	103	105
Mid-cabin aircraft	4	6	16	22
Total	39	40	119	127

Aerospace Book-to-Bill:
Orders*	$4,337	$2,347	$13,333	$7,091
Revenue	2,560	2,435	8,135	8,075
Book-to-Bill Ratio	1.69x	0.96x	1.64x	0.88x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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